Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements of Ault Global Holdings, Inc. on Form S-8 (File No. 333-233681) and Forms S-3 (File No. 333-228716, File No. 333-250980 and File No. 333-251995) of our report dated April 15, 2021, relating to the financial statements of  ENERTEC SYSTEMS 2001 LTD which are not included in this Annual Report on Form 10-K of Ault Global Holdings, Inc.

/s/ Ziv Haft.
Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel

April 15, 2021